Liberty Bancorp, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 17, 1996

     The following information is furnished in connection with the Annual Meeting of Shareholders of Liberty Bancorp, Inc. (the "Company") to be held on Wednesday, April 17, 1996, at 1:00 p.m., in the Liberty Bancorp, Inc. Board Room, 3rd Floor, Liberty Tower, 100 N. Broadway, Oklahoma City, Oklahoma, and will be mailed commencing on or about March 22, 1996, to holders of record of Common Stock of the Company ("Common Stock") as of the record date.

     The record date and hour for determining shareholders entitled to vote have been fixed at the time of the closing of business of the Company on March 1, 1996. On that date, the Company had outstanding 9,491,045 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

     The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of soliciting the proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

    Unless otherwise directed in the accompanying form of proxy, the persons named therein will vote FOR the election of the seven director nominees and FOR an amendment of the 1990 Stock Option Plan. As to any other business which may properly come before the meeting, they will vote in accordance with the recommendations of the Board of Directors, although the Company does not presently know of any other such business.

ANNUAL REPORT

     The Company's Annual Report to Shareholders covering the fiscal year ended December 31, 1995, including audited financial statements, is enclosed. No parts of the Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At March 1, 1996, the Company had outstanding 9,491,045 shares of Common Stock (excluding treasury stock). The following table sets forth as of March 1, 1996, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by those persons known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock based upon the most recent information provided by such persons to the Company.

                                                        Beneficial Ownership
                                                  Number of
                                                  Shares and           Percent
                                                  Nature of              of
       Name                    Address            Ownership             Class

John E. Kirkpatrick     P. O. Box 268822          1,792,895(2)(a)        18.89%
  and Family            Oklahoma City, OK  73126

Robert E. Torray        6610 Rockledge Drive      1,421,202(b)
                        Suite 450                    80,000(2)(c)
                        Bethesda, MD  20817       1,501,202              15.82%

Liberty Bancorp, Inc.   100 N. Broadway             645,942(2)(d)         6.81%
  Profit Sharing,       Oklahoma City, OK  73102
  Salary Deferral
  and Employee Stock
  Ownership Plan and
  Trust Agreement

State Farm Mutual       One State Farm Plaza        645,161(1)            6.80%
  Automobile Insurance  Bloomington, IL  61710
  Company

__________

(1)     Sole voting and investment power.

(2)     Shared voting and investment power.

(a) John E. Kirkpatrick and various family members have indicated that they act together in connection with the voting of shares of the Company's Common Stock indicated as beneficially owned by them.

(b) Of the 1,421,202 shares of the Company's Common Stock shown, Mr. Torray claims to have sole voting and investment power for 379,187 common shares which he owns individually; 8,638 common shares which he owns in joint tenancy with his wife; 644 common shares which his wife owns individually; 600 shares held as custodian for his children; and 1,435 shares held jointly with certain other individuals. Of the remaining 1,030,698 shares being reported, Robert E. Torray & Co., Inc. (of which Mr. Torray is the sole shareholder and President) beneficially owns in respect of its clients all such shares. Of these 1,030,698 shares, Mr. Torray has sole voting power over 959,498 of such shares, and sole dispositive power over all such shares.

(c) The Torray Fund owns 80,000 shares of the Company's Common Stock. Mr. Torray may be deemed to have shared voting and investment power as to all such shares in the Torray Fund as President of the Torray Corporation, investment manager to the Torray Fund.

(d) Of these shares, 97,094 shares of the Company's Common Stock are unallocated to employees and are owned by the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement. These shares are voted by the Company's Employee Benefit Administration Committee, composed of certain officers of the Company or its subsidiaries. The remaining 548,848 shares of the Company's Common Stock in the Plan have been allocated to the individual employees and are voted by those employees. All of these shares are held of record by Liberty Bank and Trust Company of Oklahoma City, N.A. ("Liberty Oklahoma City"), as Trustee of the Plan, and Liberty Oklahoma City has dispositive power over such shares under certain circumstances. Liberty Oklahoma City also holds of record additional shares, which represent less than 1/2 of 1% of the Company's outstanding Common Stock, as Trustee under other trust agreements.

ELECTION OF DIRECTORS
     The authorized number of directors of the Company following the Annual Meeting will be twenty-four (24). The Bylaws specify that the directors of the Company shall be divided into three classes approximately equal in number, with each director serving a three-year term.

     The following persons have been nominated by the Board of Directors for election to three-year terms on the Company's Board of Directors:
Thomas G. Donnell, William F. Fisher, Jr., Walter H. Helmerich, III, Joseph
S. Jankowsky, John E. Kirkpatrick, Robert E. Torray and John S. Zink. Should any of the nominees to the Board of Directors not be a candidate at the Annual Meeting, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form.

     Certain information concerning the Board's nominees to the Board of Directors of the Company and other directors of the Company is set forth below based on information supplied by the directors or nominees. All stock ownership information is as of March 7, 1996. All other information is as of the date of this Proxy Statement.

                                                                                             Common Stock
                                                                           Year Term   Number of
                        Principal Occupation,                First Year    Expires     Shares and
Name                    Directorships of Other               Became a       as a       Nature of    Percent
Nominees                Public Companies and Age             Director      Director    Ownership    of
Class(1)

Thomas G. Donnell         President and Chief Executive Officer,   1990      1996           6(2)         --
                          Cain's Coffee Company (manufacturer
                          and distributor of coffee, spices and
                          related products), Oklahoma City, OK;
                          age 62

William F. Fisher, Jr.    Chairman, President and Chief            1990      1996         710(2)       0.01%
                          Executive Officer, FISHERCORP,
                          Inc., which owns Miss Jackson's
                          (department store), Tulsa, OK; age 56

Walter H. Helmerich, III  Chairman, Helmerich & Payne, Inc.        1984      1996       6,500(2)(a)
                          (petroleum exploration and production,                        6,000(4)(a)
                          contract drilling, chemical manufactur-                      12,500          0.13%
                          ing, real estate development and
                          management); Director, Rikwell Company
                          and Atwood Oceanics, Inc., Tulsa, OK;
                          age 73

Joseph S. Jankowsky       Private Investor, Tulsa, OK; age 61      1990      1996          10(2)         --

John E. Kirkpatrick       Private Investor; Chairman Emeritus      1984      1996   1,792,895(4)(b)   18.89%
                          of the Company, Oklahoma City, OK;
                          age 88

Robert E. Torray          Chairman and President, Robert E.        1988      1996   1,421,202(c)
                          Torray & Co., Inc. (investment                               80,000(4)(d)
                          management company); President,                           1,501,202         15.82%
                          The Torray Corporation; Chairman,
                          Birmingham Capital Management Company,
                          Inc.; and Chairman, Energy Recovery
                          Management, Inc., Bethesda, Maryland;
                          age 58

John S. Zink              President, Zeeco, Inc.                   1990      1996       1,010(2)       0.01%
                          (manufacturer of industrial,
                          combustion equipment),
                          Tulsa, OK; age 67

                                                                                             Common Stock
                                                                          Year Term     Number of
                        Principal Occupation,                First Year   Expires       Shares and
Name                    Directorships of Other               Became a      as a         Nature of   Percent
Directors               Public Companies and Age             Director     Director      Ownership   of
Class(1)


Donald L. Brawner, M.D.   Retired Surgeon, Tulsa, OK; age 71       1984     1998          101(2)
                                                                                       22,848(4)
                                                                                       22,949          0.24%

Robert S. Ellis, M.D.     Physician, Oklahoma Allergy Clinic,      1990     1997        4,458(2)       0.05%
                          Oklahoma City, OK;  age 69

Charles W. Flint, III     Chairman & President, Flint              1995     1998          191(2)
                          Resources Company; Chairman,                                 62,731(4)
                          Flint Industries, Inc. (commercial                           62,922          0.66%
                          construction), Tulsa, OK; age 45

James L. Hall, Jr.        Member, Crowe & Dunlevy, A               1990     1998        1,078(2)
                          Professional Corporation                                      1,449(4)
                          (attorneys), Oklahoma City, OK; age 59                        2,527          0.03%

Raymond H. Hefner, Jr.    President, Bonray, Inc.;                 1986     1998           10(2)
                          General Partner, Hefner Enterprises                          87,397(4)
                          (oil and gas drilling, exploration                           87,407          0.92%
                          and production), Oklahoma City, OK;
                          age 68

Edward F. Keller          Senior Vice President of the Company     1996     1997          500(4)       0.01%
                          and Vice Chairman of Liberty Tulsa,
                          Tulsa, OK; age 55

Judy Z. Kishner           Senior Vice President, Sooner Pipe       1994     1997          650(2)       0.01%
                          & Supply Corporation (oilfield pipe
                          and supply), Tulsa, OK; age 48

David L. Kyle             President, Oklahoma Natural Gas Company  1994     1997          100(2)         --
                          (natural gas distribution public
                          utility), Tulsa, OK; age 43

Edward C. Lawson, Jr.     President, Lawson Petroleum Company      1990     1997           67(2)
                          (oil and gas drilling, exploration and                        4,067(4)
                          production), Tulsa, OK; age 62                                4,134          0.04%

Herb Mee, Jr.             President and Director, The Beard        1990     1998           10(2)         --
                          Company (dry ice manufacturing, real
                          estate and environmental services),
                          Oklahoma City, OK; age 67

Charles E. Nelson         Chairman and Chief Executive Officer     1990     1997      107,219(3)
                          of the Company and Chairman,                                  6,731(4)
                          President and Chief Executive Officer                         3,296(5)
                          of Liberty Oklahoma City,                                       816(6)
                          Oklahoma City, OK; age 53                                   118,062          1.24%

William G. Paul           Member, Crowe & Dunlevy, A               1984     1997        4,000(2)       0.04%
                          Professional Corporation
                          (attorneys), Oklahoma City, OK;
                          age 65

V. Lee Powell             President and Director, Fremont          1990     1998          212(2)         --
                          Exploration, Inc. and Powell
                          Resources, Inc. (oil and gas
                          exploration), Oklahoma City, OK;
                          age 62

Jon R. Stuart             President and Chief Executive            1988     1998       93,922(2)
                          Officer, First Stuart Corporation                           104,569(4)
                          (radio broadcasting and investments                         198,491          2.09%
                          in commercial real estate and oil and
                          gas properties), Tulsa, OK; age 47

Clifton L. Taulbert       President and Owner, The Freemount       1995     1998           50(2)         --
                          Corp. (a marketing and consulting
                          company), Tulsa, OK; age 50

W. H. Thompson, Jr.       President of the Company and Chairman    1996     1997        3,323(2)
                          and Chief Executive Officer of                               61,300(3)
                          Liberty Tulsa, Tulsa, OK; age 61                                200(4)
                                                                                        2,265(5)
                                                                                          556(6)
                                                                                       67,644          0.71%

J. Otis Winters           Chairman, Pate, Winters & Stone, Inc.    1995     1998        1,000(2)       0.01%
                          (a consulting firm), Dallas, TX; age 63

                                                                                          Common Stock
                                                                                  Number of
                                                                                  Shares and
Named Executive Officers                                                          Nature of        Percent
Who Are Not                                                                       Ownership        of
Class(1)
Nominees or Directors

William M. Bell                                                                         2,290(2)
                                                                                       45,247(3)
                                                                                        2,938(5)
                                                                                          249(6)
                                                                                       50,724          0.53%

Kenneth R. Brown                                                                       11,155(2)
                                                                                       34,650(3)
                                                                                        3,362(5)
                                                                                          317(6)
                                                                                       49,484          0.52%

Mischa Gorkuscha                                                                        4,505(2)
                                                                                       40,205(3)
                                                                                          560(4)
                                                                                        6,021(5)
                                                                                          360(6)
                                                                                       51,651          0.54%

All directors, nominees                                                               536,103(2)
and executive officers                                                                347,004(3)
as a group (30 persons)                                                             2,169,947(4)
                                                                                       30,165(5)
                                                                                        2,961(6)
                                                                                    1,030,698(7)
                                                                                    4,116,878         41.85%

(1) Percent of Common Stock is calculated without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership. Each share of Common Stock is entitled to one vote on all matters submitted to shareholders.

(2)  Sole voting and investment power.

(3) Right to acquire by exercise of stock option(s) currently exercisable or exercisable within 60 days.

(4)  Shared voting and investment power.

(5) Sole voting power under the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement.

(6) Sole voting power of restricted stock awarded under Management Incentive Bonus Plan.

(7)  Sole dispositive power.

(a) The shares indicated as beneficially owned by Mr. Helmerich exclude 395,000 shares of Common Stock owned by Helmerich & Payne, Inc. of which corporation Mr. Helmerich is Chairman. Mr. Helmerich disclaims beneficial ownership of these shares.

(b) The 1,792,895 shares of Common Stock indicated as beneficially owned by Mr. Kirkpatrick are owned by him together with members of his family as indicated in Footnote (a) to the table under "Security Ownership of Certain Beneficial Owners."

(c) See footnote (b) to the table under "Security Ownership of Certain Beneficial Owners."

(d) See footnote (c) to the table under "Security Ownership of Certain Beneficial Owners."

       Each director of the Company also serves as a director of the Company's two principal bank subsidiaries ("Subsidiary Banks"), Liberty Oklahoma City and Liberty Bank and Trust Company of Tulsa, N.A., ("Liberty Tulsa").

     The principal occupations or business activities of all nominees and directors listed above during the past five years have been substantially the same as those listed above, except as set forth below. Prior to February 15, 1996, Mr. Edward F. Keller served as Chairman of Bank IV Oklahoma, N.A. from 1992 until January 31, 1996. Prior to his service with Bank IV Oklahoma, N.A., he served as Chairman of Fourth National Bank of Tulsa from 1982 until 1992. Prior to June, 1995, Mr. John E. Kirkpatrick, a private investor, was a partner of Kirkpatrick Oil Company. Mr. Kirkpatrick sold his interest to a family member in June, 1995. Mr. Charles W. Flint, III, held several senior executive positions with various subsidiaries of Flint Resources Company prior to becoming President and Chairman in June, 1992. In addition to the positions listed for Mr. Raymond H. Hefner, Jr., he served as Chairman and Chief Executive Officer of Bonray Energy Corporation from June, 1957 until November, 1991. Mr. Joseph S. Jankowsky, a private investor, served as President and Chief Executive Officer of Atlas Life Insurance Company from 1962 until his retirement in 1991. Prior to becoming President in September, 1994, Mr. David L. Kyle occupied other senior executive positions with Oklahoma Natural Gas Company. Mr. William G. Paul, attorney and member of Crowe & Dunlevy, served as Senior Vice President and General Counsel for Phillips Petroleum Company until December, 1995.

     The following family relationships exist between executive officers and directors of the Company: Mr. Walter H. Helmerich, III, a director of the Company, is the brother in-law of Mr. J. Otis Winters who is a director of the Company. Mr. Walter H. Helmerich, III, a director of the Company, is the father of Mr. W. H. (Rik) Helmerich, IV, an advisory director of the Company. Mr. Charles W. Flint, III, a director of the Company, is the son of Mr. C. W. Flint, Jr., a director emeritus. Mrs. Judy Z. Kishner, a director of the Company, is the daughter of Mr. Henry Zarrow, a director emeritus.

Advisory Directors

     The Board of Directors, by resolution, has established a group of Advisory Directors of the Company and has appointed the persons described below to serve in such capacity. Advisory Directors of the Company serve in an advisory capacity to the Board of Directors of the Company and are designated annually, but are not elected by the shareholders and are not entitled to vote. Persons serving as Advisory Directors of the Company will also serve as Advisory Directors of each of the Subsidiary Banks.

     M. Bruce Evans, age 40, is President of Central and Southwest Operation Services (a public utility service company) located in Tulsa, Oklahoma.

     W. H. (Rik) Helmerich, IV, age 43, is President of Pepper's Inc. restaurant located in Tulsa, Oklahoma.

     William N. Pirtle, age 63, is retired, having formerly served as Senior Vice President of Oklahoma Natural Gas Company in Oklahoma City, Oklahoma.

Committees

     Various members of the Company's Board of Directors comprise the Nominating Committee, Audit and Compliance Committee, Directors' Loan Review Committee, Trust Committee, Investment Committee, Human Resources and Compensation Committee, Marketing and CRA Committee and Executive Committee of the Company.

     The Nominating Committee evaluates and recommends to the Board nominees for election to the Board of Directors. In addition, a shareholder may nominate an individual to serve as a director in accordance with the following procedures: a notice of the intent of a shareholder to make a nomination shall be made in writing and received by the Secretary of the Company not more than 150 days and not less than 90 days in advance of the annual meeting. The notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is a registered holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to make the nomination; (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company, if so elected. The Nominating Committee is composed of Charles E. Nelson (Chairman), Walter H. Helmerich, III, John E. Kirkpatrick, William G. Paul, Jon R. Stuart and Robert E. Torray. The Committee met once in 1995 to recommend the nominees for directors in 1995 and composition of Committees of the Board.

     The Audit and Compliance Committee is responsible to the Board of Directors for establishing and reviewing continuous and periodic internal and external audits of the Company and its subsidiaries, reviewing the Company's compliance with various regulations and meeting with representatives of the Company's independent public accountants to review the results of their audits. The Audit and Compliance Committee is composed of J. Otis Winters (Chairman), M. Bruce Evans (an advisory director), Herb Mee, Jr., William G. Paul, Jon R. Stuart and John S. Zink. During the year, Edward C. Lawson, Jr. also served on the Committee. The Committee met eight times in 1995.

     The Directors' Loan Review Committee is responsible to the Board of Directors for the general oversight of the Company's lending activities. The Company's internal loan review function reports directly to this Committee. The members of this Committee are Joseph S. Jankowsky (Chairman), Donald L. Brawner, M.D., Robert S. Ellis, M.D., Raymond H. Hefner, Jr., Judy Z. Kishner, A. P. Martin (an advisory director of Liberty Tulsa), Charles E. Nelson and W. H. Thompson, Jr. During the year, Henry Zarrow (director emeritus) also served on the Committee. The Directors' Loan Review Committee met eight times during 1995.

     The Trust Committee oversees the policies and procedures of the management of fiduciary activities. This committee makes reports and recommendations to the Board of Directors concerning fiduciary activities and such other matters as may be assigned by the Board of Directors. The Committee is currently composed of Judy Z. Kishner (Chairman), Thomas G. Donnell, William F. Fisher, Jr., Raymond H. Hefner, Jr., Joseph S. Jankowsky, John E. Kirkpatrick (emeritus), Edward C. Lawson, Jr. and W. N. Pirtle (an advisory director). The
Committee met eight times in 1995.

     The Investment Committee oversees the Company's investment and asset/liability management policies. This committee makes reports and recommendations to the Board of Directors concerning securities portfolio performance, investment banking performance, liability structure and adequacy of procedures to manage sensitivity to fluctuations in interest rates, Liberty Mortgage Company performance and other matters as may be assigned by the Board of Directors. This Committee is composed of Jon R. Stuart (Chairman), Walter H. Helmerich, III, John E. Kirkpatrick, Charles
E. Nelson, William G. Paul and Robert E. Torray and met four times during 1995. Herb Mee, Jr., Joseph S. Jankowsky and J. Otis Winters also served on the Committee during the year.

     The Human Resources and Compensation Committee oversees policies and procedures concerning the management of human resources focusing on compensatory systems, employee benefit plans and career development programs. The Committee is composed of William G. Paul (Chairman), Charles
W. Flint, III, James L. Hall, Jr., David L. Kyle, V. Lee Powell and Robert
E. Torray and met five times during 1995. Martin E. Fate, Jr. (deceased, an advisory director) served on the Committee during the year. For more information concerning the functions of the Human Resources and Compensation Committee with respect to executive compensation, see "Executive Compensation and Other Information -- Human Resources and Compensation Committee Report on Executive Compensation."

     The Marketing and CRA Committee oversees the coordination of the marketing and business development activities of the Company including Community Reinvestment activities. The Committee also reviews the Company's Community Reinvestment Act compliance programs. This committee is composed of Clifton L. Taulbert (Chairman), Robert S. Ellis, M.D., William F. Fisher, Jr., Charles W. Flint, III, W. H. (Rik) Helmerich, IV (an advisory director), Edward C. Lawson, Jr. and Gerard J. Rothlein, Jr. (an advisory director of Liberty Tulsa). Martin E. Fate, Jr. (deceased, an advisory director) served on the Committee during the year. The Committee met five times during 1995.

     The Executive Committee was formed during 1995 to act on matters requiring Board action in the interim between Board meetings and to oversee the Company's strategic planning. The Committee met three times during the year. The Committee is composed of Charles E. Nelson (Chairman), Walter H. Helmerich, III, John E. Kirkpatrick, William G. Paul, Jon R. Stuart and Robert E. Torray.

     The entire Board of Directors of the Company met eight times during 1995.

     During 1995, all directors of the Company attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served except M. Bruce Evans (an advisory director).

     During 1995, all directors of the Company received $750 for each Board meeting attended. Each director who served as a member of a committee received $150 for each committee meeting attended and the chairman of each committee received an additional $100 for each meeting chaired.

Executive Officers

     Certain information concerning the executive officers of the Company is set forth below:

    Edward F. Keller, age 55, is Senior Vice President of the Company and Vice Chairman of Liberty Tulsa. Prior to his employment with the Company, Mr. Keller served as Chairman of Fourth National Bank, Tulsa, Oklahoma from 1982-1992 and as Chairman of Bank IV Oklahoma, N.A. from 1992 until January 31, 1996.

     In addition to Charles E. Nelson, the Company's Chairman and Chief Executive Officer, the following officers of the Company or its subsidiaries serve on the Company's Managing Committee, which is the senior management committee responsible for the development and implementation of Company policies, subject to approval of the Board of Directors, when appropriate. Mr. Nelson has been with the Company for 7 years.

     William M. Bell, age 60, is Senior Vice President of the Company and Vice Chairman of Liberty Oklahoma City and is responsible for the Company's trust services and operations. Mr. Bell has been with the Company for 30 years and has served as a director of Liberty Oklahoma City for 23 years.

     Kenneth R. Brown, age 59, is Senior Vice President and Secretary of the Company and is responsible for the investments and the capital markets activities of the Company. He also serves as Executive Vice President, Secretary and Cashier of Liberty Oklahoma City. Mr. Brown has been with the Company for 38 years.

     Mischa Gorkuscha, age 49, is Senior Vice President and Chief Financial Officer of the Company, Chairman of Liberty Mortgage Company and Executive Vice President and Chief Administrative Officer of Liberty Oklahoma City. Mr. Gorkuscha has been with the Company for 19 years.

     W. Jeffrey Pickryl, age 44, is Senior Vice President and Chief Credit Officer of the Company and was elected President of Liberty Tulsa in November, 1993. Mr. Pickryl has been with the Company for 12 years.

     Stephen D. Plunk, age 45, is Senior Vice President of the Company and Executive Vice President of Liberty Oklahoma City. Mr. Plunk served as President of Liberty Tulsa from March, 1990, to November, 1993. Mr. Plunk has oversight responsibility for the Company's operations and data processing activities as well as its special assets operations. Mr. Plunk has been with the Company for 11 years.

     Douglas L. Ruhl, age 47, is Senior Vice President of the Company and is responsible for its retail banking. He is also Executive Vice President of Liberty Oklahoma City. Mr. Ruhl has been with the Company for 8 years.

     W. H. Thompson, Jr., age 61, is President of the Company and Chairman and Chief Executive Officer of Liberty Tulsa. Mr. Thompson has been a director of Liberty Tulsa since 1978, and is responsible for the Company's human resources functions and its commercial banking and credit administration activities. Mr. Thompson has been with the Company 6 years.

     All executive officers and senior officers serve at the pleasure of the Board of Directors.

Compliance with SEC Reporting Requirements

     Section 16 of the Securities Exchange Act of 1934 requires directors and certain officers of the Company to file reports with the Securities and Exchange Commission reflecting transactions by such persons in the Company's Common Stock. During 1995, to the knowledge of the Company, or based on information provided by such persons to the Company, all officers and directors of the Company subject to such filing requirements fully complied with such requirements, except as set forth below.

     The following persons failed to file timely reports required by
Section 16(a) of the Securities Exchange Act of 1934, during the most recent fiscal year or prior fiscal years.

     A. P. Martin, an advisory director of the Company, became obligated during 1993 to file two reports (individually and in his capacity as co-trustee of a family trust) in connection with the acquisition by such family trust of shares of the Company's Common Stock. Also during 1993, Mr. Martin became obligated to file one additional report relating to two transactions.

     W. H. (Rik) Helmerich, IV, an advisory director of the Company, inadvertently failed to file at the time he became an advisory director in 1994 five reports reflecting holdings of the Company's Common Stock by five family trusts of which Mr. Helmerich is trustee or co-trustee. During 1995, Mr. Helmerich became obligated to file one report relating to one transaction by one of such trusts.

     Walter H. Helmerich, III, a director of the Company, became obligated during 1995 to file one report covering one transaction in connection with the disposition of stock from a trust in which Mr. Helmerich served as trustee.

     The above obligations were not discovered until 1996, at which time appropriate reports were filed.

PROPOSED AMENDMENT TO THE STOCK OPTION PLAN

     In 1990, the Board of Directors adopted, and the shareholders approved, the 1990 Stock Option Plan ("Plan"). Under the Plan, 400,000 shares of Common Stock were reserved for granting options, subject to adjustment for stock dividends, stock splits and similar changes. In 1992, the Plan was amended to increase the number of shares authorized for options under the Plan to 525,000. In 1995, the Plan was amended to increase the number of shares authorized for options under the Plan to 705,000 shares. The Board of Directors proposes that the shareholders approve another amendment to the Plan to increase the number of shares reserved for issuance from 705,000 shares to 730,000 shares (the "Amendment"). The Board of Directors has recommended the Amendment so that an option may be granted under the Plan to Mr. Edward F. Keller in connection with his employment in February, 1996 as a new executive officer of the Company.

Summary of Plan

     The major provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the text of the Plan. As of the Record Date, the closing sales price of the Company's Common Stock was $37.00. Options covering 705,000 shares have been granted under the Plan and options covering 624,838 shares are currently outstanding. Information about options previously granted to certain executive officers under the Plan is included on pages 14 through 16 of this Proxy Statement under "Executive Compensation and Other Information."

     Options may be granted to employees of the Company and its subsidiaries, including Liberty Oklahoma City and Liberty Tulsa, who are executive, administrative, professional and technical personnel and who have principal responsibility for the management and direction of the financial success of the Company. An employee owning more than 5% of the total combined voting power or value of all classes of stock of the Company will not be eligible to receive an option under the Plan. Approximately 17 persons are currently participants in the Plan.

     The option price for options granted under the Plan will be not less than 100% of the fair market value of the shares of Common Stock on the date an option is granted. Both incentive and non-incentive options may be granted under the Plan, as determined by the Human Resources and Compensation Committee in connection with the granting of each option. Options terminate and are no longer exercisable after ten years from the date of the grant or three months from termination of the employment of an optionee for any reason other than death or twelve months after the date of death of an optionee.

     Options may be exercised by an optionee by delivering cash or a check for the aggregate price of the number of shares being purchased, or with the approval of the Board or the Human Resources and Compensation Committee, an optionee may pay for the shares by tendering Common Stock already owned by the optionee, valued at its fair market value. Options are not assignable or transferable by an optionee otherwise than by will or the laws of descent or distribution.

     In the event of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company while options remain outstanding under the Plan, the Plan provides for substituted options with an appropriate number of shares or other securities of the reorganized, merged, consolidated or acquiring corporation which were distributed to the shareholders of the Company. In addition, the Plan permits the Human Resources and Compensation Committee, at the time of granting options, to include provisions for the acceleration of vesting of options, in connection with any such reorganization, merger, consolidation, sale or other change in control. A change of control is defined generally as (1) the date any entity or person becomes beneficial owner or obtains voting control of 25% or more of the outstanding Common Stock of Company; (ii) the date shareholders approve a definitive agreement to merge or consolidate Company with or into another corporation or sell substantially all the assets of the Company; or (iii) a change in the majority of the Board of Directors within a twelve-month period. The Human Resources and Compensation Committee has authorized all options granted under the Plan to contain such acceleration provisions.

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made without the approval of shareholders which would: (i) materially increase the benefits accruing under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility to participate in the Plan. Such shareholder approval would not be required if not otherwise required by rules and regulations of the Securities and Exchange Commission or any exchange or automated quotation system on which the Company's securities are listed or required in order for options granted under the Plan to continue to qualify as incentive stock options for Federal income tax purposes.

Tax Consequences

     Under present law, an optionee receiving an option qualifying as an "incentive stock option" under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, the alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

     An optionee receiving a non-incentive option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount. An optionee's tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.

     In connection with his initial employment in February, 1996, Mr. Keller was granted an option for 25,000 shares, subject to approval of this Amendment to the Plan. If this Amendment is not approved, such option will not be effective.

Vote Required

     An affirmative vote by holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereafter referred to as the named executive officers) for the fiscal years ended December 31, 1993, 1994 and 1995:

EXECUTIVE COMPENSATION AND OTHER INFORMATION

                                                               SUMMARY COMPENSATION
                                            Annual Compensation(1)          Long Term Compensation
                                                                        Restricted               All
                                                                        Stock                    Other
Name and Principal                           Year  Salary     Bonus     Awards(2)  Options(#)
Compensation(3)
Position
Charles E. Nelson                            1995  $369,000  $138,320    $ 5,414   60,000      $322,604
  Chairman, Chief Executive Officer          1994  $369,000  $ 95,250    $ 5,715      -0-      $ 30,031
  and Director of the Company and Chairman,  1993  $358,000  $ 84,975    $24,813      -0-      $ 37,505
  President and Chief Executive Officer of
  Liberty Oklahoma City
W. H. Thompson, Jr.                          1995  $243,000  $ 88,525    $ 2,750   36,000      $257,028
  President and Director of the Company and  1994  $243,000  $ 63,775    $ 2,551      -0-      $ 64,336
  Chairman and Chief Executive Officer of    1993  $237,000  $ 61,285    $17,987      -0-      $ 81,507
  Liberty Tulsa
William M. Bell                              1995  $190,728  $ 61,646    $   422   17,000      $111,151
  Senior Vice President-Trust of the         1994  $190,728  $ 44,033    $   880      -0-      $ 24,902
  Company and Vice Chairman of Liberty       1993  $188,284  $ 44,033    $13,492      -0-      $ 27,443
  Oklahoma City
Kenneth R. Brown                             1995  $155,796  $ 61,646    $ 1,408   17,000      $ 55,051
  Senior Vice President-Investments and      1994  $155,796  $ 44,033    $   175      -0-      $ 22,456
  Secretary of the Company and Executive     1993  $152,400  $ 44,033    $12,505      -0-      $ 24,735
  Vice President, Secretary and Cashier
  of Liberty Oklahoma City
Mischa Gorkuscha                             1995  $151,260  $ 61,646    $ 2,342   17,000      $ 25,474
  Senior Vice President and Chief Financial  1994  $151,260  $ 44,033    $   968      -0-      $ 21,933
  Officer of the Company, Chairman of        1993  $146,676  $ 44,033    $12,681      -0-      $ 21,878
  Liberty Mortgage Company and Executive Vice
  President and Chief Administrative Officer
  of Liberty Oklahoma City

(1) Personal benefits provided to each of the named executive officers under various Company programs do not exceed 10% of total annual salary and bonus reported for the named executive officer and are not included in this total.

(2) Amounts represent awards made pursuant to the Company's Management Incentive Bonus Plan. Restricted stock awards in 1992 vest over five years at the rate of 20% per year. Awards for 1993 vested on December 15, 1994. Awards for 1994 were made on January 18, 1995, and vested on January 18, 1996. Awards for 1995 were made on December 20, 1995 and vest on December 20, 1996. The number of shares included in the awards for 1995, 1994, and 1993 for each officer are as follows: Mr. Nelson --145, 192, and 918; Mr. Thompson -- 74, 85, and 665; Mr. Bell -- 11, 29, and 499; Mr. Brown -- 37,
5, and 463; and Mr. Gorkuscha -- 63, 32, and 469. The value of the restricted stock awarded to each of the named executive officers is based on the closing sale price per share of the Company's Common Stock reported in the NASDAQ National Market System for the thirty-day period immediately preceding the date of grant of the award as provided under the Management Incentive Bonus Plan. Dividends are paid on shares of restricted stock.
As of December 31, 1995, the number and market value of shares of restricted stock holdings of each named executive officer (which excludes shares previously awarded but are no longer restricted) was as follows:
Mr. Nelson -- 1,008 shares, $37,548; Mr. Thompson -- 641 shares, $23,877;
Mr. Bell -- 278 shares, $10,356; Mr. Brown -- 322 shares, $11,995; and Mr.
Gorkuscha -- 392 shares, $14,602.

(3) Amounts represent Company contributions pursuant to the Company's Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Supplemental Executive Retirement Plan.

Option Exercises and Holdings

     The following table contains information concerning the grant of stock options during the year ended December 31, 1995 under the Company's 1990 Stock Option Plan, as amended, to the named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
                                        % of Total
                                         Options
                                        Granted to
                          Options        Employees         Exercise or
                        Granted(1)       in Fiscal         Base Price     Expiration        Grant Date
Name                       (#)            Year               ($/Sh)         Date(2)         Present Value(3)
Charles E. Nelson         60,000           33.3%              $34.75       7/19/2005        $693,000
W. H. Thompson, Jr.       36,000           20.0%              $34.75       7/19/2005        $415,800
William M. Bell           17,000            9.4%              $34.75       7/19/2005        $196,350
Kenneth R. Brown          17,000            9.4%              $34.75       7/19/2005        $196,350
Mischa Gorkuscha          17,000            9.4%              $34.75       7/19/2005        $196,350

(1) All options granted to the named executive officers were granted under the Company's 1990 Stock Option Plan, as amended, and were granted with an exercise price equal to 100% of the market price for the Common Stock on the date of the grant. The options became exercisable at specified rates determined at the date of the grant, and to the extent not previously exercisable, in the event of a change in control as defined in the Plan. The Options expire if not exercised within 10 years of the date of the grant.

(2) Options were granted on July 19, 1995 becoming exercisable at the rate of 20% per year beginning July 19, 1996.

(3) Grant date present value is based on standard application of Black-Scholes option pricing model. The actual value, if any, realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates and stock price volatility.

Option Exercises and Holdings

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

OPTION EXERCISES AND YEAR-END VALUE TABLE
                         Shares                       Number of Unexercised      Value of Unexercised In-
the-
                        Acquired                      Options at FY-End (#)        Money Options at FY-End
Name                 on Exercise(#)  Realized($)   Exercisable   Unexercisable  Exercisable(1)
Unexercisable(1)
Charles E. Nelson        5,867         $145,795      96,219          87,000       $2,183,942      $545,550
W. H. Thompson, Jr.      3,300         $ 72,930      54,300          52,800       $1,227,457      $349,308
William M. Bell            953         $ 23,682      40,647          28,400       $  920,646      $205,742
Kenneth R. Brown         7,050         $157,455      32,050          28,400       $  707,011      $205,742
Mischa Gorkuscha         5,495         $119,711      35,605          28,400       $  795,352      $205,742

(1) Market value of underlying shares of Common Stock at year-end ($37.25 per share), minus the exercise price.

Supplemental Executive Retirement Plan

     The Company has a Supplemental Executive Retirement Plan ("SERP") for the benefit of certain executive officers of the Company to supplement the benefits otherwise available to such officers under the Company's Profit Sharing, Salary Deferral and Employee Stock Ownership Plan ("Retirement Plan"). The SERP has been developed to provide additional retirement benefits to senior executives due to limitations on the amount which the Company may contribute to the Retirement Plan and because benefits under the Retirement Plan are dependent upon market fluctuations of the investments in the Retirement Plan, which consist largely of Common Stock of the Company. The SERP is designed to provide benefits not dependent on the Company's Common Stock value and with a guaranteed minimum benefit if the Retirement Plan benefit does not reach such minimum benefit level.

     The benefit under the SERP is equal to the vested percentage of the accumulated contributions made by the Company to the trust established under the Plan (adjusted for any investment income, gains or losses) with a guaranteed minimum benefit. The minimum benefit under the SERP is equal to the actuarial equivalence of a lifetime annual payment equal to a specified percentage of the executive's final earnings, at normal retirement, defined as the higher of (i) total cash compensation for the last year or (ii) average total cash compensation for the last three years. The minimum benefit is reduced to the extent the executive's service is terminated prior to normal retirement, pro rata based on the length of service of the executive from inception of employment to the termination of service date. The specified minimum percentage benefit is generally 60% and the normal retirement age is 65 (except for Mr. Nelson whose normal retirement age for purposes of the SERP is 62).

     The Company makes annual contributions to a trust established under the SERP at a rate of 7% of each participating executive's salary (less the amount of any discretionary profit sharing contributions under the Retirement Plan) or, if greater, an amount equal to the amount necessary to fund the minimum benefit at the executive's normal retirement date.
Amounts contributed by the Company are held by Liberty Oklahoma City, as trustee, and will be invested by the trustee in such investments as the trustee determines, with any income or appreciation earned thereon inuring ultimately to the benefit of a participating executive. Benefits under the SERP vest at the rate of 20% a year over five years commencing on January 1, 1993, or in the event of a change in control (defined generally in the same manner as in the Severance Compensation Plan). The benefit is payable in a lump sum immediately following termination of service and in the case of the minimum benefit, the amount payable is offset by the amount payable to the executive under the Retirement Plan.

     The precise amount payable under the SERP to participating executive officers is not determinable because it is dependent upon the amounts contributed to the trust under the SERP as well as the value of the executive's benefits under the Retirement Plan at the time of termination of service.

Shareholder Return Performance

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder returns on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market U.S. Companies Index and the NASDAQ Bank Stocks Index compiled by the University of Chicago Center for Research in Security Prices ("CRSP") for the period of five fiscal years commencing January 1, 1991, and ended December 31, 1995. The line graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on January 1, 1991, and that any dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG LIBERTY BANCORP, INC., CRSP INDEX  FOR NASDAQ STOCK MARKET (US Companies)
AND CRSP INDEX FOR NASDAQ BANK STOCKS
                                               Nasdaq
Measurement Period          LIBERTY BANCORP     US             NASDAQ
Fiscal Year Covered               Inc.         Companies       Bank Stocks

Measurement Pt-12/31/90       $100.0           $100.0          $100.0

FYE 12/31/91                   180.0            160.6           164.1
FYE 12/31/92                   403.3            186.9           238.9
FYE 12/31/93                   376.9            214.5           272.4
FYE 12/30/94                   398.2            209.7           271.4
FYE 12/29/95                   524.3            296.3           404.4

Compensation Committee Interlocks and Insider Participation

     The Human Resources and Compensation Committee of the Board of Directors is currently composed of William G. Paul (Chairman), Charles W. Flint, III, James L. Hall, Jr., David L. Kyle, V. Lee Powell and Robert E. Torray. Martin E. Fate, Jr. (deceased advisory director) served on the Committee during the year. The members of the Human Resources and Compensation Committee are not, and have never been, officers or employees of the Company or its subsidiaries.

     James L. Hall, Jr. and William G. Paul, Directors of the Company and members of the Human Resources and Compensation Committee, are members of the law firm of Crowe & Dunlevy, A Professional Corporation, which provides legal services to the Company and its subsidiaries.

Human Resources and Compensation Committee Report on Executive Compensation

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee") is primarily responsible for the development and implementation of the Company's executive compensation programs consistent with the compensation philosophy approved by the Board of Directors in 1992, as a part of a comprehensive review of the Company's executive compensation program. The Committee makes recommendations to the Board of Directors of the Company with respect to the various executive compensation plans which have been adopted by the Company as well as the specific compensation levels of executive officers. The Committee periodically reviews the Company's strategic plan to assure that the executive officer compensation programs support the objectives of the plan. The Board of Directors oversees the Committee by ratification and approval of Committee actions or recommendations.

Base Salaries

     Base salary levels for the Company's executive officers are set relative to comparably sized and situated companies in the banking industry. It is the objective of the Company to maintain base salaries that are market-centered or, on the average, competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company.

Annual Incentive Compensation

     Annual incentive compensation was accrued in 1995, under the Company's Management Incentive Bonus Plan (the "Bonus Plan") adopted in 1992. The purpose of the Bonus Plan is to attract, retain and motivate key executives by providing a direct financial incentive in the form of an annual cash bonus and restricted stock compensation in such proportion as the Committee determines upon the achievement of predetermined performance goals. The Bonus Plan provides for incentive compensation up to a maximum percentage of an executive's salary (as defined in the Bonus Plan). In 1995, the Committee recommended, and the Board approved, Company performance objectives based on asset quality and return on assets and reviewed the individual performance objectives of each executive officer permitting bonuses of up to 45% of salary, up from a maximum bonus percentage of 35% in 1994. At the end of the year, the Committee reviewed the performance grades of individual officers and authorized payment of bonuses under the Bonus Plan based on the results of such review. Bonuses under the Bonus Plan for the named executives approximated 38.2% of salary for 1995. Bonuses under the Bonus Plan were paid in cash up to 35% of salary and any amount in excess of 35% was paid in restricted stock with a one year vesting period.

Equity Incentives

     The Company's 1990 Stock Option Plan, as amended, ("Plan"), and the restricted stock payout provision of the Bonus Plan comprise the bases of the Company's long-term incentive plans for executive officers. The specific objectives of these programs is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. In 1995, the Plan was modified to increase the number of shares by an additional 180,000 shares bringing the total for the Plan to 705,000. Since options had not been granted under the Plan since 1992, the Committee authorized the granting of options for all of the newly authorized shares in 1995.

     The Company provides welfare benefits and retirement benefits to the executive officers that are generally available to Company employees. The Company contributions to the Profit Sharing, Salary Deferral and Employee Stock Ownership Plan and Trust Agreement ("Retirement Plan") are invested exclusively in Common Stock. Thus, the Retirement Plan design aligns employees' and shareholders' long-term financial interests. Company Common Stock represented 46.01% of total Retirement Plan assets allocated to employees (based on market value at December 31, 1995). The market value of the shares of the Company Common Stock in the Retirement Plan had allocated to employee accounts was $20,514,674 at December 31, 1995, compared to $793,149 at December 31, 1987.

Supplemental Executive Retirement Plan

     The Company adopted a Supplemental Executive Retirement Plan ("SERP") in 1993 for purposes of providing retirement benefits to certain executive officers to supplement the benefits otherwise available from other Company sponsored retirement plans. In 1995, based on an analysis done by consultants to the Company, the SERP was amended to increase the benefit to a level considered more competitive with comparable plans maintained by other companies in the Company's peer group. In summary, the amendments provided for (i) an increase in the minimum retirement benefit from 30% of final earnings to 45% to 60% of final annual earnings; (ii) the inclusion of bonuses in the definition of earnings for purposes of benefit computation; and (iii) to provide for the earning of the benefit pro rata based on years of service with the Company rather than from inception of the SERP.

Chief Executive Officer Compensation

     Mr. Charles E. Nelson has served as Chief Executive Officer of the Company since his election in 1990. His base salary paid in fiscal year 1995 was $369,000 which reflects no change since his last increase in 1993. Mr. Nelson's bonus for 1995 under the Bonus Plan was $143,734, of which $138,320 was paid in cash and the balance in restricted stock. Mr. Nelson's bonus was based primarily on the achievement of the Company performance objectives and, to a lesser extent, on his individual performance objectives which was reviewed and graded by the Human
Resources and Compensation Committee. Mr. Nelson's bonus in 1995 increased 42.36% over 1994 due to the Company's performance achievement and increase in the maximum percentage bonus under the Bonus Plan from 35% to 45%.

     Mr. Nelson was granted additional stock options in 1995 covering 60,000 shares. The number of shares was determined based on the Committee's subjective judgment.

Mr. William G. Paul, Chairman
Mr. Charles W. Flint, III.
Mr. James L. Hall, Jr.
Mr. David L. Kyle
Mr. V. Lee Powell
Mr. Robert E. Torray

Members of the Human Resources and Compensation Committee.

Termination of Employment and Change in Control Arrangements

     In January, 1993, the Board of Directors approved a Severance Compensation Plan for the benefit of certain executive officers of the Company, including all of the named executives. The plan was amended in 1995, to extend its life and include cash bonuses paid, if any, in the calculation of the severance payment amount, to eliminate an offset for payments under the SERP, to establish certain procedural rules for determination of Company benefits includable as "golden parachute" payments for purposes of the Internal Revenue Code and to modify certain change in control definitions. The plan provides a severance payment to the participating executives if their employment with the Company or a successor is terminated within two years following a change in control, if such change in control occurs prior to January 20, 1999. Change in control for purposes of this plan is defined as (i) the date of any entity or person becomes the beneficial owner or obtains voting control of 25% or more of the outstanding Common Stock of the Company; (ii) the date of consummation of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the assets of the Company; or (iii) a change in the composition of a majority of the Board of Directors within a twelve month period. The termination of employment must be involuntary for reasons other than death, disability or cause (as defined in the plan) or voluntary with Good Reason (as defined in the plan, which includes reductions in compensation, relocation or demotions). The amount of severance payment payable under this plan is equal to two times a participant's average cash compensation for the two years immediately preceding the termination and is in no event greater than the amount that would be deductible to the Company under applicable Internal Revenue Code "golden parachute" payment limitations after taking into consideration all payments to a participant covered by such limitations (such as the payments deemed to have been received due to any acceleration of vesting of stock options, restricted stock grants or other benefits).

     A change in control (as defined above) would also result in the realization of other benefits by the named executive officers, including accelerated vesting of options outstanding under the Company's 1990 Stock Option Plan, removal of restrictions on shares of Common Stock awarded under the Company's Management Incentive Bonus Plan and accelerated vesting of benefits under the Company's Supplemental Executive Retirement Plan.

CERTAIN TRANSACTIONS

     Certain principal shareholders, directors of the Company and their associates were customers of, and had loan transactions with Liberty Oklahoma City and Liberty Tulsa during 1995. Except as described below, such loans made during 1995, and none of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans, and all such loans (except as described below) (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than normal risk of collectibility or present other unfavorable features at the time the loans were made. William M. Bell, an executive officer of the Company, has an outstanding mortgage loan from the Company made pursuant to the Company's Executive Mortgage Assistance Plan, which plan has been discontinued by the Company. Mr. Bell is the only executive officer of the Company with a loan outstanding under this plan. The largest amount borrowed by Mr. Bell during the year ended December 31, 1995, was $129,787.90 and the amount outstanding at December 31, 1995, was $124,639.57, with an interest rate of 7%.

VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, has been appointed by the Board of Directors of the Company as independent auditors for the Company and its subsidiaries to examine and report on its financial statements for 1996. They have been auditors of the accounts of the Company since 1971. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if they meet the following requirements. Under the Company's bylaws, a notice of the intent of a shareholder to bring any matter before a meeting shall be made in writing and received by the Secretary of the Company not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter;
(b) a representation that the shareholder is a registered holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; and (c) with respect to notice of an intent to bring up any such matter, a description of the matter, and any material interest of the shareholder in the matter. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 1997 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission and the above requirements must be received by the Secretary of the Company, located at 100 North Broadway, Oklahoma City, Oklahoma 73102, no later than January 15, 1997.

OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

     COPIES OF THE ANNUAL DISCLOSURE STATEMENTS FOR LIBERTY OKLAHOMA CITY AND LIBERTY TULSA MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CONTROLLER, LIBERTY BANCORP, INC., P. O. BOX 25848, OKLAHOMA CITY, OKLAHOMA 73125.



COMMON STOCK
PROXY
Liberty Bancorp, Inc.
100 Broadway, Oklahoma City, OK
73102
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Kenneth R. Brown and Myra D. Trahern as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on March 1, 1996 at the Annual Meeting of Stockholders to be held on April 17, 1996 or any reconvention thereof.
1.FOR all nominees listed below  WITHHOLD AUTHORITY
(except as marked to the contrary below) to vote for the nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below)
Thomas G. Donnell, William F. Fisher, Jr., Walter H. Helmerich,
III,
Joseph S. Jankowsky, John E. Kirkpatrick, Robert E. Torray and
John S. Zink.
2.FOR ______   AGAINST ______
Amending the Liberty Bancorp, Inc. 1990 Stock Option Plan to increase the number of shares available for award from 705,000 to 730,000 shares; and
3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(OVER)

     IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE AMENDMENT TO THE LIBERTY BANCORP, INC. 1990 STOCK OPTION PLAN LISTED IN ITEM 2.

                                     DATED:______________________________, 1996

                                _______________________________________________
                                         (Signature of Stockholder)

                                _______________________________________________
                                 (Signature of additional Stockholder, if any)

                                Sign exactly as stock is held. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.